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                                                                     Exhibit 5.1


                             GROVER T. WICKERSHAM
                          A PROFESSIONAL CORPORATION
                               ATTORNEYS AT LAW
                       430 CAMBRIDGE AVENUE, SUITE 100
                         PALO ALTO, CALIFORNIA 94306
                          TELEPHONE: (415) 323-6400
                             FAX: (415) 323-1108


Grover T. Wickersham
Debra K. Weiner
Amy M. Grossman



                                 May 3, 1996



Irvine Sensors Corporation
3001 Redhill Avenue, Building III
Costa Mesa, California 92626

Gentlemen:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement") of Irvine Sensors Corporation, a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission") covering the registration under the Securities Act of 1933, as amended (the "Act") of 2,997,000 shares of common stock, $0.01 par value of the Company (the "Shares") for resale by certain selling stockholders of the Company (the "Selling Stockholders").

     We have examined the Registration Statement, the Certificate of Incorporation and By-laws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, it is our opinion that:

          1. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware; and





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          2.   The Shares issued to the Selling Stockholders or issuable
upon conversion of the outstanding convertible debentures or upon exercise of outstanding warrants as described in the Registration Statement are duly authorized and are (or will be, when issued in accordance with the terms of the respective instruments) validly issued, fully paid and nonassessable.

     We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters," as counsel who will pass upon the legality of the Shares for the Company and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.

     This opinion is rendered solely for your benefit in connection with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent.

                                       Very truly yours,

                                              /s/ Grover T. Wickersham, P.C.

                                       Grover T. Wickersham, P.C.